Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Helio Corporation

We hereby consent to the incorporation by reference in the registration statement of Helio Corporation on Form S-8 of our report dated February 17, 2026 (such report including an explanatory paragraph regarding Helio Corporation’s ability to continue as a going concern) with respect to the audited financial statements of Helio Corporation for the years ended October 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, FL

August 5, 2026